UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) )

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EDOC ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

EXPLANATORY NOTE

On January 24, 2022, EDOC Acquisition Corp. (the “Company” or “Edoc”) filed with the Securities and Exchange Commission (the “SEC”) its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for an extraordinary general meeting of shareholders of Edoc (the “Special Meeting”), which is scheduled to be held on Wednesday, February 9, 2022, at 10:00 a.m., Eastern Time, at the office of Ellenoff Grossman & Schole LLP (“EGS”), 1345 Avenue of the Americas, New York, NY 10105, and virtually via live webcast by visiting https://www.cstproxy.com/edocacquisition/2022. Capitalized terms used but not otherwise defined in this Amendment No. 1 have the meanings ascribed to them in the Proxy Statement.

This Amendment No. 1 to the Proxy Statement (this “Amendment”) is being filed to amend portions of the Proxy Statement with respect to the Business Combination, the Forward Purchase Agreements and the Founder Share Transfer Agreements (each defined below).

As previously announced on Edoc’s Current Form 8-K filed with the SEC on February 2, 2022, Edoc entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Edoc Merger Sub Inc., a Nevada corporation and newly formed wholly-owned subsidiary of Edoc (“Merger Sub”), American Physicians LLC, a Delaware limited liability company (“Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) for the shareholders of Edoc, Calidi Biotherapeutics, Inc., a Nevada corporation (“Calidi”), and Allan Camaisa solely in his capacity as the representative from and after the Effective Time for Calidi’s stockholders. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Calidi (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

On February 2, 2022, Edoc entered into certain forward share purchase arrangements (the “Forward Share Purchase Agreements”), with Sea Otter Securities (“Sea Otter”), Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“Mint Tower”), Feis Equities LLC (“Feis”), Yakira Capital Management, Inc. (“Yakira Capital”), Yakira Enhanced Offshore Fund (“Yakia Fund”) and Yakira Partners LP, MAP 136 Segregated Portfolio (“Yakira LP”, and together with Yakira Capital and Yakira Fund, “Yakira”), and Meteora Capital Partners, LP (“Meteora” and together with Sea Otter, Mint Tower, and Feis, Yakira, the “Backstop Investors”), which provide that such investors will not redeem up to 2,200,000 shares that they hold, in the aggregate, in connection with the Charter Extension and Business Combination and instead would each either hold such shares for a period of time following the consummation of the Business Combination, at which time they will each have the right to sell them to the combined entity, after giving effect to the Business Combination (the “New PubCo”), at $10.42 per share, or will sell such shares on the open market during such time period at a market price of at least $10.27 per share. Further, if the Backstop Investors sell such shares during the one-month period following the three-month anniversary of the closing of the Business Combination at a sales price that is greater than $10.27 per share, then the New Pubco is required to pay to each selling investor a premium of $0.05 per share sold.

In connection with the above-mentioned arrangements, the Sponsor entered into a Share Transfer Agreement with each of the Backstop Investors on February 2, 2022 (the “Founder Share Transfer Agreements”). Pursuant to the Founder Share Transfer Agreements, the Backstop Investors agreed (i) to maintain a “net long” position of Edoc and/or Calidi’s securities and not seek redemption for an aggregate of 2,200,000 public shares of Edoc, and (ii) to vote such shares in favor of: (a) the Extension Amendment Proposal, and (b) a proposal submitted to Edoc’s shareholders to approve the Business Combination.

No other changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed. This Amendment No. 1 contains important additional information and should be read together with the Proxy Statement.

EDOC ACQUISITION CORP.

7612 MAIN STREET FISHERS
SUITE 200
VICTOR, NY 14564

AMENDMENT NO. 1 TO PROXY STATEMENT

FOR

AN EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON  FEBRUARY 9, 2022

The following information supplements, amends and, to the extent inconsistent, supersedes the corresponding information in the Definitive Proxy Statement, dated January 24, 2022, previously furnished to shareholders of EDOC Acquisition Corp., a Cayman Islands exempted company  (the “Company” or “Edoc”), in connection with an extraordinary general meeting of the shareholders of Edoc (the “Special Meeting”), which is scheduled to be held on Wednesday, February 9, 2022, at 10:00 a.m., Eastern Time at the office of Ellenoff Grossman & Schole LLP (“EGS”), 1345 Avenue of the Americas, New York, NY 10105, to amend portions of the Proxy Statement with respect to the Business Combination, the Forward Purchase Agreements and the Founder Share Transfer Agreements (each defined below).

As previously announced on Edoc’s Current Form 8-K filed with the SEC on February 2, 2022, Edoc entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Edoc Merger Sub Inc., a Nevada corporation and newly formed wholly-owned subsidiary of Edoc (“Merger Sub”), American Physicians LLC, a Delaware limited liability company (“Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) for the shareholders of Edoc, Calidi Biotherapeutics, Inc., a Nevada corporation (“Calidi”), and Allan Camaisa solely in his capacity as the representative from and after the Effective Time for Calidi’s stockholders. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Calidi (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

On February 2, 2022, Edoc entered into certain forward share purchase arrangements (the “Forward Share Purchase Agreements”), with Sea Otter Securities (“Sea Otter”), Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“Mint Tower”), Feis Equities LLC (“Feis”), Yakira Capital Management, Inc. (“Yakira Capital”), Yakira Enhanced Offshore Fund (“Yakia Fund”) and Yakira Partners LP, MAP 136 Segregated Portfolio (“Yakira LP”, and together with Yakira Capital and Yakira Fund, “Yakira”), and Meteora Capital Partners, LP (“Meteora” and together with Sea Otter, Mint Tower, and Feis, Yakira, the “Backstop Investors”), which provide that such investors will not redeem up to 2,200,000 shares that they hold, in the aggregate, in connection with the Charter Extension and Business Combination and instead would each either hold such shares for a period of time following the consummation of the Business Combination, at which time they will each have the right to sell them to the combined entity, after giving effect to the Business Combination (the “New PubCo”), at $10.42 per share, or will sell such shares on the open market during such time period at a market price of at least $10.27 per share. Further, if the Backstop Investors sell such shares during the one-month period following the three-month anniversary of the closing of the Business Combination at a sales price that is greater than $10.27 per share, then the New Pubco is required to pay to each selling investor a premium of $0.05 per share sold.

In connection with the above-mentioned arrangements, the Sponsor entered into a Share Transfer Agreement with each of the Backstop Investors on February 2, 2022 (the “Founder Share Transfer Agreements”). Pursuant to the Founder Share Transfer Agreements, the Backstop Investors agreed (i) to maintain a “net long” position of Edoc and/or Calidi’s securities and not seek redemption for an aggregate of 2,200,000 public shares of Edoc, and (ii) to vote such shares in favor of: (a) the Extension Amendment Proposal, and (b) a proposal submitted to Edoc’s shareholders to approve the Business Combination.

In consideration of the Backstop Investors’ agreement to abide by such restrictions on its public shares, the Sponsor (or its designees) agreed to transfer an aggregate of up to 564,847 shares of Edoc Class B ordinary shares (the “Transferred Founder Shares”). Of such amount, 338,907 founder shares shall be transferred within five business days following the Extension Meeting (as defined in the Founder Share Transfer Agreements). Additionally, if the Business Combination has not consummated by May 12, 2022, then for each monthly period from May 12, 2022 until August 12, 2022 that the Business Combination has not closed (each such monthly period, a “Month”), then Edoc shall cause to be paid to the Backstop Investors, at Edoc’s discretion, either (i) a cash amount of $0.05 per share not redeemed by the Backstop Investors, for an aggregate of up to $0.15 per share, or (ii) or 0.034 Transferred Founder Shares per share not redeemed by the Backstop Investors in connection with the Special Meeting, to be transferred by the Sponsor (or its designees), for an aggregate of up to 0.1027 Transferred Founder Shares per share. Such payment(s) will be made within five (5) business days following each of May 12, 2022, June 12, 2022, and July 12, 2022, to the extent that the Business Combination has not closed by such dates.

Unless the context otherwise requires, references herein to “we”, “us”, “our” or the “Company” refer to the Company.

This Amendment No. 1 relates to (i) the Business Combination, (ii) the Forward Share Purchase Agreements the Company entered into with the Backstop Investors, which provide that such investors will not redeem shares that they each hold in connection with the Charter Extension and the Business Combination and (iii) the Founder Share Transfer Agreements, pursuant to which the Backstop Investors agreed (x) to maintain a “net long” position and not seek redemption for an aggregate of 2,200,000 public shares of Edoc, and (y) to vote such shares in favor of: (a) the Extension Amendment Proposal and (b) a proposal submitted to Edoc’s shareholders to approve the Business Combination, and does not provide all of the information that is important to your decisions with respect to voting on the proposals that are being presented to shareholders for their vote at the Special Meeting. Additional information is contained in the Proxy Statement, which was previously mailed to you, if you requested a hard copy. To the extent that the information in this Amendment No. 1 differs from, updates or conflicts with the information contained in the Proxy Statement, the information in this Amendment No. 1 shall amend and supersede the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and important for you to review. Accordingly, we urge you to read this Amendment No. 1 carefully and in its entirety together with the Proxy Statement. Shareholders remain entitled to cast, revoke or re-cast their vote in relation to the Proposals to which the Proxy Statement relates.

This Amendment No. 1 relates to the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting.

The date of this Amendment No. 1 to the Proxy Statement is February 4, 2022.

Amendments to the Proxy Statement

The following paragraph is added to the Letter to Shareholders of Edoc Acquisition Corp. immediately prior to the paragraph that begins “On the Record Date (defined below), the redemption price per share was approximately $10.27…”:

We have announced that we have entered into five Forward Share Purchase Agreements — one with Sea Otter Securities (“Sea Otter”), one with Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“Mint Tower”), one with Feis Equities LLC (“Feis”), one with Yakira Capital Management, Inc. (“Yakira Capital”), Yakira Enhanced Offshore Fund (“Yakia Fund”) and Yakira Partners LP, MAP 136 Segregated Portfolio (“Yakira LP”, and together with Yakira Capital and Yakira Fund, “Yakira”), and one with Meteora Capital Partners, LP (“Meteora” and together with Sea Otter, Mint Tower, and Feis, Yakira, the “Backstop Investors”) (each, a “Forward Share Purchase Agreement” and collectively, the “Forward Share Purchase Agreements”), which would provide that each of the Backstop Investors will not redeem shares that they each hold in connection with the Charter Extension and the Business Combination and instead would each either hold such shares for a period of time following the consummation of the Business Combination, at which time they will each have the right to sell such shares to the New Pubco at $10.42 per share, or will sell such shares on the open market during such time period at a market price of at least $10.27 per share. The Forward Purchase Agreements provide that such investors will not redeem up to 2,200,000 shares that they hold, in the aggregate. Certain of the Backstop Investors who held shares prior to signing the Backstop Agreements may have otherwise redeemed such shares in the absence of such Forward Share Purchase Agreements. As a result of the Backstop Agreements, an aggregate of up to $22,924,000 will be placed into escrow for up to three months following the Business Combination.

In consideration of the Backstop Investors’ agreement to abide by such restrictions on its public shares, the Sponsor (or its designees) agreed to transfer an aggregate of up to 564,847 shares of Edoc Class B ordinary shares (the “Transferred Founder Shares”). Of such amount, 338,907 founder shares shall be transferred within five business days following the Extension Meeting (as defined in the Founder Share Transfer Agreements). Additionally, if the Business Combination has not consummated by May 12, 2022, then for each monthly period from May 12, 2022 until August 12, 2022 that the Business Combination has not closed (each such monthly period, a “Month”), then Edoc shall cause to be paid to the Backstop Investors, at Edoc’s discretion, either (i) a cash amount of $0.05 per share not redeemed by the Backstop Investors, for an aggregate of up to $0.15 per share, or (ii) or 0.034 Transferred Founder Shares per share not redeemed by the Backstop Investors in connection with the Special Meeting, to be transferred by the Sponsor (or its designees), for an aggregate of up to 0.1027 Transferred Founder Shares per share. Such payment(s) will be made within five (5) business days following each of May 12, 2022, June 12, 2022, and July 12, 2022, to the extent that the Business Combination has not closed by such dates. Any founder shares transferred pursuant to these arrangements will be subject to the same rights and obligations as the remaining founder shares held by the Sponsor, including certain registration rights and the obligations to (a) vote any founder shares held by the Backstop Investors in favor of the Business Combination, and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by our Sponsor.

We refer to the above-mentioned arrangements with the Backstop Investors collectively herein as the “Backstop Agreements.”

The ninth paragraph included in Notice of an Extraordinary General Meeting of Shareholders is amended and restated in its entirety as follows (amended disclosure is shown in bold, underlined format):

Approval of the Extension Amendment Proposal is a condition to the implementation of the Charter Extension. In addition, Edoc will not proceed with the Charter Extension if Edoc will not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal, after taking into account the Redemption. Edoc cannot predict the amount that will remain in the Trust Account following the Redemption if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account, excluding the amounts set aside pursuant to the Backstop Agreements, may be only a small fraction of the $92,459,547.76 that was in the Trust Account as of the Record Date.

The third paragraph included in “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING — Are the proposals conditioned on one another?” is amended and restated in its entirety as follows (amended disclosure is shown in bold, underlined format):

If the Extension Amendment Proposal is approved and the Charter Extension is implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares will reduce Edoc’s net asset value. Edoc cannot predict the amount that will remain in the Trust Account following the Redemption if the Charter Extension Amendment Proposal is approved, and the amount remaining in the Trust Account, excluding the amounts set aside pursuant to the Backstop Agreements, may be only a small fraction of the $92,459,547.76 that was in the Trust Account as of the Record Date. In addition, Edoc will not proceed with the Charter Extension if Edoc will not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal, after taking into account the Redemption. Edoc also will not proceed with the Charter Extension if, on or before the Termination Date, either the Sponsor or its affiliates or designees elect to make the Second Extension Payment or Edoc completes the Business Combination.

The following disclosure is added to the QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING immediately prior to the paragraph that begins “Q: May I change my vote after I have mailed my signed proxy card?”:

Q:	Why is the Company giving certain shareholders the ability to sell their shares to the Company in the future at a price per share that is higher than the redemption price paid upon the exercise of Redemption rights?

A:	To assist the Company in satisfying the listing requirements of The Nasdaq Stock Market that the Company maintain a sufficient public float, and to preserve the possibility that cash currently held in the Trust Account for certain of the public shares could in the future become available to the post-combination company, we entered into the Forward Share Purchase Agreements, which provide that each of the Backstop Investors would not redeem shares that they each hold in connection with the Charter Extension and the Business Combination. In such case, the Backstop Investors would each either hold such shares until the three month anniversary of the consummation of the Business Combination, at which time they will each have the right to sell them to New Pubco at $10.42 per share, or will sell them during such time period at a market price of at least $10.27 per share. The Backstop Agreements provide that, following the closing of the Business Combination, we will deposit into escrow accounts the aggregate cash amount necessary to purchase the shares held by the Backstop Investors, up to $22,924,000. As a result, these amounts deposited into the escrow accounts will not be available to the post-combination company unless and until any of the Backstop Investors sell such shares in the market. If the Backstop Investors sell such shares during the one-month period following the three-month anniversary of the closing of the Business Combination at a sales price that is greater than $10.27 per share, then the Company shall pay to each selling investor a premium of $0.05 per share sold. If the Backstop Investors sell shares to the post-combination company, with such sale to occur on the three-month anniversary of the closing of the Business Combination, the repurchase price shall be $10.42 per share.

In consideration of the Backstop Investors’ agreement to abide by such restrictions on its public shares, the Sponsor (or its designees) agreed to transfer an aggregate of up to 564,847 shares of Edoc Class B ordinary shares (the “Transferred Founder Shares”). Of such amount, 338,907 founder shares shall be transferred within five business days following the Extension Meeting (as defined in the Founder Share Transfer Agreements). Additionally, if the Business Combination has not consummated by May 12, 2022, then for each monthly period from May 12, 2022 until August 12, 2022 that the Business Combination has not closed (each such monthly period, a “Month”), then Edoc shall cause to be paid to the Backstop Investors, at Edoc’s discretion, either (i) a cash amount of $0.05 per share not redeemed by the Backstop Investors, for an aggregate of up to $0.15 per share, or (ii) or 0.034 Transferred Founder Shares per share not redeemed by the Backstop Investors in connection with the Special Meeting, to be transferred by the Sponsor (or its designees), for an aggregate of up to 0.1027 Transferred Founder Shares per share. Such payment(s) will be made within five (5) business days following each of May 12, 2022, June 12, 2022, and July 12, 2022, to the extent that the Business Combination has not closed by such dates.

Any founder shares transferred pursuant to these arrangements will be subject to the same rights and obligations as the remaining founder shares held by the Sponsor, including certain registration rights and the obligations to (a) vote any founder shares held by the Backstop Investors in favor of the Business Combination, and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by our Sponsor. .

Certain of the Backstop Investors who held shares prior to signing the Backstop Agreements may have otherwise exercised their Redemption rights in connection with the Special Meeting or the Business Combination meeting in the absence of such Backstop Agreements. If such shares were redeemed, the Company would be required to pay cash for such redeemed public shares from the Trust Account, in which case, such cash would not be available to the post-combination company. Although the amounts that would be paid to each of the Backstop Investors pursuant to the Backstop Agreements, if any of them exercise their option to sell the shares to the post-combination company in the future, are higher than the redemption price paid upon the exercise of the Redemption rights, the amounts being paid to each of the Backstop Investors reflect the risk that they are each bearing by agreeing not to redeem their shares in conjunction with the Charter Extension and the Business Combination and to instead hold such shares for a longer period of time, allowing such shares that they each hold to potentially become a part of the public float of the post-combination company for a period of time following the Business Combination, and therefore, is higher than the estimated per share redemption price of $10.27. Furthermore, any other holder of public shares which chooses not to redeem such public shares in connection with the Charter Extension or the closing of the Business Combination does not have any protection pertaining to the value of such shares if the post-combination company’s stock price drops below $10.27 per share, as such other holder would not have entered into any Backstop Agreement, which would obligate the Company to pay the holder a premium of up to $0.15 per share, and would obligate the Sponsor to transfer to the holder a certain number of founder shares, as consideration for the holder agreeing to hold its shares for a period of time following the closing of the Business Combination.

The following disclosure is added to the “BUSINESS OF EDOC AND CERTAIN INFORMATION ABOUT EDOC ” immediately following the paragraph that begins “As of September 30, 2021, Edoc had cash of $412,048 held outside the Trust Account…”

The Proposed Business Combination

As previously announced on Edoc’s Current Form 8-K filed with the SEC on February 2, 2022, Edoc entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Edoc Merger Sub Inc., a Nevada corporation and newly formed wholly-owned subsidiary of Edoc (“Merger Sub”), American Physicians LLC, a Delaware limited liability company (“Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) for the shareholders of Edoc, Calidi Biotherapeutics, Inc., a Nevada corporation (“Calidi”), and Allan Camaisa solely in his capacity as the representative from and after the Effective Time for Calidi’s stockholders. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Calidi (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

Without the Charter Extension, Edoc believes that there is some risk that Edoc might not, despite its best efforts, be able to complete the Business Combination on or before the Termination Date. If that were to occur, Edoc would be precluded from completing the Business Combination and would be forced to liquidate even if Edoc shareholders are otherwise in favor of consummating the Business Combination.

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares will reduce Edoc’s net asset value. Edoc cannot predict the amount that will remain in the Trust Account following the Redemption if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account, excluding an aggregate of up to $22,924,000 set aside pursuant to the Backstop Agreements, may be only a small fraction of the $92,459,547.76 that was in the Trust Account as of the Record Date. In addition, Edoc will not proceed with the Extension if Edoc will not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal, after taking into account the Redemption. Edoc will also not proceed with the Extension if it completes the Business Combination on or before the Termination Date.

Edoc believes that given Edoc’s expenditure of time, effort and money on the Business Combination, circumstances warrant ensuring that Edoc is in the best position possible to consummate the Business Combination and that it is in the best interests of Edoc’s shareholders that Edoc obtain the Charter Extension if needed. Edoc believes the Business Combination will provide significant benefits to its shareholders. For more information about the Business Combination, see the Current Report on Form 8-K filed with the SEC on February 2, 2022.

Backstop Agreements

On February 2, 2022, Edoc entered into certain backstop arrangements with Sea Otter Securities (“Sea Otter”), Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“Mint Tower”), Feis Equities LLC (“Feis”), Yakira Capital Management, Inc. (“Yakira Capital”), Yakira Enhanced Offshore Fund (“Yakia Fund”) and Yakira Partners LP, MAP 136 Segregated Portfolio (“Yakira LP”, and together with Yakira Capital and Yakira Fund, “Yakira”), and Meteora Capital Partners, LP (“Meteora” and together with Sea Otter, Mint Tower, and Feis, Yakira, the “Backstop Investors”), which provide that such investors will not redeem up to 2,200,000 shares that they hold, in the aggregate, in connection with (i) Edoc’s shareholder meeting to approve an extension of the date by which Edoc has to consummate a business combination from February 12, 2022 to August 12, 2022 (the “Extension”), and (ii) the proposed business combination transaction (the “Business Combination”) involving Edoc and Calidi. Such Backstop Investors have agreed to each either hold such shares for a period of time following the consummation of the Business Combination, at which time they will each have the right to sell them to the combined entity, after giving effect to the Business Combination (the “New PubCo”), at $10.42 per share, or will sell such shares on the open market during such time period at a market price of at least $10.27 per share.

Forward Share Purchase Agreements

On February 2, 2022, Edoc entered into a Forward Share Purchase Agreement (the “Meteora Purchase Agreement”) with Meteora. Pursuant to the terms of the Meteora Purchase Agreement, Meteor agreed to (i) not request redemption of up to 550,000 Class A ordinary shares of Edoc (the “Meteora Shares”) in conjunction with Edoc’s shareholders’ approval of either the Extension or the Business Combination, or (ii) tender the Meteora Shares to Edoc in response to any redemption or tender offer that Edoc may commence for its Class A ordinary shares (the “Restrictions”), subject to adjustment as set forth in the Meteora Purchase Agreement.

In exchange for agreeing to the Restrictions, the New Pubco has agreed that, upon the timely request of Meteora, it will acquire the Meteora Shares at a price of $10.42 per share on the three-month anniversary of the closing of the Business Combination (the “Business Combination Closing Date”). Meteora shall notify New PubCo and the Escrow Agent (as defined in the Meteora Purchase Agreement) in writing (a “Sales Notice”) no later than three (3) business days prior to the three-month anniversary of the Business Combination Closing Date whether or not they are exercising their right to sell the Meteora Shares to New Pubco pursuant to the Meteora Purchase Agreement (each, a “Meteora Shares Sale Notice”). If the closing sale price of the Meteora Shares on the third (3rd) business day prior to the three (3) month anniversary of the Business Combination is less than $10.42 per Share, Meteora’s right to sell will be deemed automatically exercised as to all then-held Meteora Shares, without the need to deliver a Sales Notice.

Meteora agreed to maintain a net long position of the EDOC and/or the Company’s securities during the term of this Agreement.

Simultaneously with the closing of the Business Combination, Edoc will deposit into an escrow account with the Escrow Agent, subject to the terms of an escrow agreement to be entered into prior to the Business Combination, up to $10.42 multiplied by the number of Meteora Shares held by Meteora as of the closing of the Business Combination. New Pubco’s purchase of the Meteora Shares will be made with funds from the escrow account attributed to the Meteora Shares. In the event that Meteora sells any Meteora Shares as provided for above, it shall provide an Open Market Sale Notice (as defined in the Meteora Purchase Agreement) to New Pubco and Escrow Agent within three business days of such sale, if, as a result of such sales, Meteora hold less than an aggregate of 550,000 Class A ordinary shares, and the Escrow Agent shall release from the escrow account to New Pubco an amount equal to the pro rata portion of the escrow attributed to the Meteora Shares which Meteora have sold; provided that if Meteora sells any Meteora Shares before the one (1) month anniversary of the Business Combination Closing Date, the Escrow Agent shall release from the Escrow Account: (a) to Meteora, an amount equal to the number of Meteora Shares sold multiplied by $0.05, and (b) to New Pubco, an amount equal to the number of Meteora Shares sold multiplied by $10.37. Other than as described above in the event that Meteora chooses not to sell to New Pubco any Meteora Shares that they own as of the three-month anniversary of the Business Combination Closing Date, the Escrow Agent shall release all remaining funds from the escrow account to Edoc for Edoc’s use without restriction.

Edoc agreed to indemnify Meteora and their respective officers, directors, employees, agents and shareholders (collectively referred to as the “Meteora Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Meteora Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of Edoc, Edoc or any of their respective subsidiaries asserting that Meteora are not entitled to receive escrowed funds or such portion thereof as they are entitled to receive pursuant to the Meteora Purchase Agreement, in each case unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Meteora Indemnitee.

The Meteora Purchase Agreement may be terminated: (i) by mutual written consent of Edoc and Meteora; (ii) at the election of Meteora if Edoc’s shareholders fail to approve the Business Combination before August 12, 2022, subject to extension by mutual agreement; (iii) prior to the closing of the Business Combination by mutual agreement of Meteora if there occurs a Company Material Adverse Effect (as defined in the Merger Agreement); (iv) by Meteora if prior to the day that is five (5) business days prior to the date of the Business Combination Meeting, Edoc, Meteora and the Escrow Agent have not executed the Escrow Agreement (as defined in the Meteora Purchase Agreement); and (v) by Meteora, if prior to February 7, 2022, Edoc does not reach substantially similar non-redemption or forward purchase agreements with Additional Investors (as defined in the Meteora Purchase Agreement) committing an aggregate of 2,200,000 Class A ordinary shares of Edoc to the same restrictions included in the Meteora Purchase Agreement.

Edoc has also entered into share purchase agreements with identical terms to the Meteora Purchase Agreement (collectively, the “Forward Purchase Agreements”) with Sea Otter (covering 550,000 shares), with Mint Tower (covering 550,000 shares), Feis (covering 275,000 shares) and Yakira (covering 275,000 shares). Notwithstanding the foregoing, at any time from July 12, 2022 until four (4) trading days prior to the Business Combination Meeting, Edoc, in its sole discretion, may reduce the number of shares to be purchased by the Backstop Investors pursuant to the Backstop Agreements. In such event, any reduction will be made and applied to the Backstop Investors on a pro rata basis.

Founder Share Transfer Agreement

In connection with the above-mentioned arrangements, the Sponsor entered into certain share transfer agreements (the “Founder Share Transfer Agreements”) with the Backstop Investors.

Pursuant to the Founder Share Transfer Agreement with Meteora on February 2, 2022 (the “Meteora Share Transfer Agreement”), Meteora agreed not to sell, transfer or seek redemption of an aggregate of 550,000 public shares of Edoc and to vote such shares in favor of the Extension and the Business Combination.

In consideration of Meteora’s agreement to abide by such restrictions on its public shares, the Sponsor agreed to transfer to Meteora an aggregate of up to 141,212 shares of Edoc Class B ordinary shares (the “Transferred Founder Shares”). Of such amount, 84,727 founder shares shall be transferred within five business days following the Extension Meeting (as defined in the Meteora Founder Share Transfer Agreement). Additionally, if the Business Combination has not consummated by May 12, 2022, then for each monthly period from May 12, 2022 until August 12, 2022 that the Business Combination has not closed (each such monthly period, a “Month”), then Edoc shall cause to be paid to Meteora, at Edoc’s discretion, either (i) a cash amount of $0.05 per Meteora Share not redeemed by Meteora, for an aggregate of up to $0.15 per Public Share, or (ii) or 0.034 Transferred Founder Shares per Meteora Share not redeemed by Meteora in connection with the Extension Meeting, to be transferred by the Sponsor (or its designees), for an aggregate of up to 0.1027 Transferred Founder Shares per share. Such payment(s) will be made within five (5) business days following each of May 12, 2022, June 12, 2022, and July 12, 2022, to the extent that the Business Combination has not closed by such dates.

Edoc has also entered into founder shares transfer agreements with identical terms to the Meteora Share Transfer Agreement with Sea Otter (pursuant to which up to 141,212 founder shares will be transferred to Sea Otter), with Mint Tower (pursuant to which up to 141,212 founder shares will be transferred to Mint Tower), Feis (pursuant to which up to 70,605 founder shares will be transferred to Feis) and Yakira (pursuant to which up to 70,605 founder shares will be transferred to Yakira).

Any founder shares transferred pursuant to the Founder Share Transfer Agreements will be subject to the same rights and obligations as the remaining founder shares held by the Sponsor, including certain registration rights and the obligations to (a) vote any founder shares held by them in favor of the Business Combination, and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by the Sponsor.